Filed pursuant to Rule 424(b)(5)

Registration No. 333-288595

PROSPECTUS SUPPLEMENT

(To the Prospectus dated January 6, 2026)

816,068 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 9,017 Shares of Common Stock

9,017 Shares of Common Stock underlying the Pre-Funded Warrants

We are offering to certain investors 816,068 shares of our common stock, par value $0.001 per share (“common stock”), at an offering price of $3.03 per share of common stock, and pre-funded warrants to purchase up to an aggregate of 9,017 shares of common stock (the “pre-funded warrants”) at an offering price of $3.029 per pre-funded warrant (equal to the purchase price per share of common stock, minus $0.001). We are offering pre-funded warrants in lieu of shares of common stock to the investor whose purchase of shares of common stock in this offering would otherwise result in such investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the investor, 9.99%) of our common stock. The per share exercise price for the pre-funded warrants will be $0.001, and the pre-funded warrants are immediately exercisable and may be exercised at any time until all of the pre-funded warrants are exercised in full. This offering also relates to the shares of common stock issuable upon exercise of the pre-funded warrants sold in this offering.

In a concurrent private placement, we are also selling to the purchaser of our shares of common stock, series H warrants to purchase up to an aggregate of 1,650,170 shares of our common stock (the “warrants”). The warrants will be exercisable immediately at an exercise price of $2.78 per share and expire 24 months after the effective date of a registration statement registering the shares issuable upon exercise of the warrants. The warrants and the shares of common stock issuable upon the exercise of the warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. None of the series H warrants issued in the concurrent private placement are or will be listed for trading on any national securities exchange.

We are an “emerging growth company” as defined under U.S. federal securities laws and are subject to reduced public company reporting requirements. See “Prospectus Supplement Summary—Emerging Growth Company.” Our shares of common stock are listed on The Nasdaq Capital Market (“Nasdaq”) under the symbol “ACXP.” There is no established public trading market for the pre-funded warrants or the warrants, and we do not expect a market to develop. We do not intend to apply for a listing for any such pre-funded warrants or warrants on any securities exchange or other nationally recognized trading system. The closing price of our shares of common stock on Nasdaq on April 14, 2026, was $2.78 per share.

Investing in our securities involves risks. You should review carefully the risks and uncertainties described under the heading “Risk Factors” beginning on page S-7 of this prospectus supplement and page 6 of the accompanying prospectus and under similar headings in the other documents that are incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

As of the date of this prospectus supplement, the aggregate market value of our outstanding shares of common stock held by non-affiliates, or public float, was determined to be $22.1 million based on 3,462,424 shares of common stock outstanding, of which 3,333,818 shares are held by non-affiliates, and the closing sale price of our shares of common stock on Nasdaq of $6.63 on March 19, 2026, which is within 60 days of the date of this prospectus supplement. Upon any sale of shares of common stock under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3, in no event will the aggregate market value of securities sold by us or on our behalf pursuant to General Instruction I.B.6 of Form S-3 during the twelve calendar month period immediately prior to, and including, the date of any such sale exceed one-third of our public float, calculated in accordance with General Instruction I.B.6 of Form S-3. During the prior twelve calendar month period that ends on, and includes, the date of this prospectus supplement (excluding this offering), we have not sold any of our securities pursuant to General Instruction I.B.6 of Form S-3.

We have retained H.C. Wainwright & Co., LLC to act as our exclusive placement agent (the “placement agent”) in connection with this offering. The placement agent is not purchasing or selling any of the securities we are offering. This offering is being conducted on a “best efforts” basis and the placement agent has no obligation to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent fees set forth in the table below. There is no required minimum number of securities that must be sold as a condition to completion of this offering, and there are no arrangements to place the funds in an escrow, trust, or similar account. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information.

	Per Share	Per Pre-Funded Warrant	Total
Offering Price	$3.03	$3.029	$2,499,998.53
Placement Agent Fees(1)	$0.1818	$0.1818	$150,000.45
Proceeds, before expenses, to us(2)	$2.8482	$2.8472	$2,349,998.08

(1)	We have agreed to pay the placement agent a cash fee equal to 6.0% of the aggregate gross proceeds received for the securities sold in this offering to the purchaser. See “Plan of Distribution” for additional disclosure regarding placement agent’s compensation.

(2)	Does not include proceeds from the exercise of the pre-funded warrants or the warrants to be issued to the investor.

Delivery of the securities being offered pursuant to this prospectus supplement and the accompanying prospectus is expected to be made on or about April 16, 2026.

H.C. Wainwright & Co.

The date of this prospectus supplement is April 15, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. We and the placement agent do not take any responsibility for, and cannot provide any assurance as to the reliability of, any other information that others may give you. We and the placement agent are not making an offer to sell our securities in any jurisdiction where the offer or sale thereof is not permitted. The information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein is accurate only as of the respective date of such information, regardless of the time of delivery of this prospectus supplement or of any sale or offer to sell hereunder.

To the extent this prospectus supplement contains summaries of the documents referred to herein, you are directed to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed, or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of such documents as described below in the section titled “Where You Can Find Additional Information.”

This prospectus supplement contains references to a number of trademarks which are registered or for which we have pending applications or common law rights. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus supplement and the documents we incorporate by reference are listed without the ®, (sm) and (tm) symbols, but we will assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensors to these trademarks, service marks and trade names.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, including the documents incorporated by reference herein, which describes the specific terms of this offering and other matters relating to us. The second part is the accompanying prospectus, which provides more general information about us and the securities we may offer from time to time, some of which may not apply to this offering. This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 (Registration No. 333-288595) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” registration process, we may, from time to time, sell or issue any of the combination of securities described in the accompanying prospectus in one or more offerings with a maximum aggregate offering price of up to $50,000,000. Each time we sell securities, we provide a prospectus supplement that contains specific information about the terms of that offering. A prospectus supplement may also add, update, or change information contained in the accompanying prospectus. You should read both this prospectus supplement and the accompanying prospectus, together with the documents incorporated by reference and the additional information described under the heading “Where You Can Find Additional Information” in this prospectus supplement and “Where You Can Find More information” in the accompanying prospectus before making an investment decision.

To the extent there is a conflict between the information contained in this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. This prospectus supplement, the accompanying prospectus, and the documents we incorporate by reference herein and therein include important information about us, this offering and our securities and other information you should know before investing. If any statement in this prospectus supplement conflicts with any statement in a document that has been incorporated herein by reference, then you should consider only the statement in the more recent document.

The distribution of this prospectus supplement and the accompanying prospectus and the offering of our securities in certain jurisdictions may be restricted by law. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus prepared by or on behalf of us or to which we have referred you. We have not, and the placement agent has not, authorized any person to provide you with any information or to make any representation other than as contained in this prospectus supplement or in the accompanying prospectus and the information incorporated by reference herein and therein. We and the placement agent do not take any responsibility for, and can provide no assurance as to the reliability of, any information that others may provide you. The information appearing or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of this prospectus supplement or the date of the document in which incorporated information appears unless otherwise noted in such documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the information included and referred to under “Risk Factors” below, the information incorporated by reference in this prospectus supplement and in the accompanying prospectus, and the financial statements and the other information incorporated by reference in the accompanying prospectus, before making an investment decision.

Unless otherwise stated in this prospectus supplement, “Acurx,” “ACXP,” “we,” “us,” “our,” or “the Company,” and similar terms refer to Acurx Pharmaceuticals, Inc.

S-1

NOTE ON FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement and accompanying prospectus and the documents incorporated by reference in this prospectus supplement include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus supplement and incorporated by reference in this prospectus supplement, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus supplement and the other documents or reports incorporated by reference in this prospectus supplement, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our ability to obtain and maintain regulatory approval of ibezapolstat and/or our other product candidates;
•	our ability to successfully commercialize and market ibezapolstat and/or our other product candidates, if approved;
•	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;
•	the potential market size, opportunity and growth potential for ibezapolstat and/or our other product candidates, if approved;
•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize ibezapolstat and/or our other product candidates, if approved;
•	our ability to obtain funding for our operations;
•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;
•	the timing of anticipated regulatory filings;
•	the timing of availability of data from our clinical trials;
•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;
•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;
•	our ability to advance product candidates into, and successfully complete, clinical trials;
•	our ability to recruit and enroll suitable patients in our clinical trials and the timing of enrollment;
•	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory and other product development objectives;
•	the pricing and reimbursement of our product candidates, if approved;
•	the rate and degree of market acceptance of our product candidates, if approved;
•	the implementation of our business model and strategic plans for our business, product candidates and technology;
•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;
•	developments relating to our competitors and our industry;
•	the development of major public health concerns, including pandemics arising globally, and the future impact of it on our clinical trials, business operations and funding requirements;

S-2

•	the effects of the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide from the conflict between Russia and Ukraine, geopolitical tensions involving China, the conflict between the U.S., Israel and Iran and tensions in the Middle East;
•	the volatility of the price of our common stock;
•	our financial performance;
•	our ability to comply with the listing requirements of The Nasdaq Capital Market and any delisting or potential delisting of shares of our common stock; and
•	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in the accompanying prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in this prospectus supplement and in our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus supplement or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus supplement or the date of the document incorporated by reference. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

S-3

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our securities. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-8 and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Overview

We are a late-stage biopharmaceutical company focused on developing a new class of small molecule antibiotics for difficult-to-treat bacterial infections. Our approach is to develop antibiotic candidates with a Gram-positive selective spectrum (“GPSS®”) that block the active site of the Gram positive specific bacterial enzyme deoxyribonucleic acid (“DNA”) polymerase IIIC (“pol IIIC”), inhibiting DNA replication and leading to Gram-positive bacterial cell death. Our research and development (“R&D”) pipeline includes antibiotic product candidates that target Gram-positive bacteria, including Clostridioides difficile (“C. difficile”), methicillin-resistant Staphylococcus aureus (“MRSA”), vancomycin resistant Enterococcus (“VRE”) and drug-resistant Streptococcus pneumoniae (“DRSP”) and B. anthracis (anthrax; a Bioterrorism Category A Threat-Level pathogen).

These bacterial targets are listed as priority pathogens by the World Health Organization (“WHO”), the United States (“U.S.”) Centers for Disease Control and Prevention (“CDC”) and the U.S. Food and Drug Administration (“FDA”). Priority pathogens are those which require new antibiotics to address the worldwide crisis of antimicrobial resistance (“AMR”) as identified by the WHO, CDC and FDA.

Recent Developments

New Ibezapolstat Clinical Trial Program in Patients with Recurrent CDI

On March 9, 2026, we announced a new clinical development initiative to expand the ibezapolstat program into recurrent C. difficile infection (rCDI). The initiative includes an open label pilot trial in multiply recurrent CDI that will enroll up to 20 patients who have experienced at least two recurrences within the past 12 months. Trial start up activities are scheduled to begin in the second quarter of this year, and first patient enrollment is expected in the fourth quarter of this year. We intend to use data from this 20 patient study to inform the design of a planned active controlled Phase 3 registration trial in rCDI. Following a successful pivotal Phase 3 study, we plan to seek the FDA’s approval under the Limited Population Pathway for Antibacterial and Antifungal Drugs (LPAD) for treatment and prevention of rCDI.

The Lincoln Park Transaction

On May 8, 2025, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $12.0 million of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement (of which an aggregate of $7.1  million of shares of common stock have already been issued and sold to Lincoln Park as of the date of this prospectus) (the “ELOC”). Pursuant to the Purchase Agreement, we issued 44,963 shares of common stock to Lincoln Park as a fee for making its irrevocable commitment to purchase our common stock under the Purchase Agreement (the “Commitment Shares”). Also on May 8, 2025, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we filed with the SEC a registration statement (the “First Registration Statement”) on Form S-1 (Registration No. 333-287478) to register up to 544,963 shares of common stock that have subsequently been issued and sold by us to Lincoln Park, consisting of (i) 500,000 shares of common stock that we issued and sold to Lincoln Park as Purchase Shares, commencing on the Commencement Date (as defined below) for aggregate gross proceeds of $3.0 million, and (ii) 44,963 Commitment Shares. Under the applicable rules of The Nasdaq Stock Market, on July 17, 2025, we obtained stockholder approval to issue to Lincoln Park, pursuant to the Purchase Agreement, shares of our common stock, including the Commitment Shares, which exceed 220,315 shares, which was equal to 19.99% of the shares of our common stock outstanding immediately prior to the execution of the Purchase Agreement. On October 20, 2025, we filed with the SEC a registration statement (the “Second Registration Statement) on Form S-1 (Registration No. 333-290968) to register up to 585,000 shares of common stock. On February 2, 2026, we filed with the SEC a registration statement (the “Third Registration Statement and, together with the First Registration Statement and the Second Registration Statement, the “Prior Registration Statements”) on Form S-1 (Registration No. 333-293136) to register up to 750,000 shares of common stock. To date, we have issued and sold 1,835,000 shares of common stock pursuant to the Prior Registration Statements for aggregate gross proceeds of $7.3 million.

S-4

The Charter Amendment

On September 22, 2025, we filed an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock from 200,000,000 to 250,000,000.

The 2025 Reverse Stock Split

On July 31, 2025, we filed with the Secretary of State of the State of Delaware an amendment (the “Certificate of Amendment”) to our certificate of incorporation, as amended (the “certificate of incorporation”), to effect a reverse stock split of our common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). Pursuant to the Certificate of Amendment, the Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on August 4, 2025 (the “Effective Time”) and shares of our common stock began trading on a post-split basis at the open of trading on The Nasdaq Capital Market on August 5, 2025. At the Effective Time, every twenty (20) shares of our issued and outstanding shares of common stock were automatically converted into one (1) share of common stock, without any change in the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under our stock incentive plan. No change was made to the number of shares of common stock authorized under our certificate of incorporation. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the Reverse Stock Split.

Corporate Information

We were organized as a limited liability company in the State of Delaware in July 2017 and we commenced operations in February 2018 upon acquiring the rights to our lead antibiotic product candidate from GLSynthesis, Inc. Our principal executive offices are located at 259 Liberty Avenue, Staten Island, NY 10305 and our telephone number is (917) 533-1469. Our website address is www.acurxpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus solely as an inactive textual reference. On June 23, 2021, we converted from a Delaware limited liability company into a Delaware corporation pursuant to a statutory conversion, and changed its name to Acurx Pharmaceuticals, Inc.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.07 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

S-5

THE OFFERING

Issuer	Acurx Pharmaceuticals, Inc.
Common Stock Offered	816,068 shares.
Pre-Funded Warrants Offered

We are offering pre-funded warrants to purchase up to an aggregate of 9,017 shares of common stock in lieu of shares of common stock to certain investors whose purchase of shares of common stock in this offering would otherwise result in the investor, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding common stock immediately following the consummation of this offering. The purchase price of each pre-funded warrant is equal to the price at which a share of common stock is sold to the public in this offering, minus $0.001, and the exercise price of each pre-funded warrant is $0.001 per share. Each pre-funded warrant will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full.

This prospectus supplement and accompanying prospectus also relate to the offering of the shares of common stock issuable upon exercise of the pre-funded warrants.

Common Stock to Be Outstanding Immediately Following This Offering	3,680,110 shares (assuming full exercise of the pre-funded warrants).
Use of Proceeds	We expect to receive net proceeds of approximately $2.2 million from this offering after deducting the placement agent’s fees and estimated offering expenses payable by us. We intend to use the net proceeds from this offering for working capital and other general corporate purposes. See the section titled “Use of Proceeds” on page S-10.
Risk Factors	See the sections titled “Risk Factors” commencing on page S-8 of this prospectus supplement and on page 6 in the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein for a discussion of factors you should consider carefully before deciding to invest in our securities.
Concurrent Private Placement

In a concurrent private placement, we are also selling to the purchaser of shares of common stock in this offering, warrants to purchase up to an aggregate of 1,650,170 shares of our common stock. The warrants will be exercisable immediately at an exercise price of $2.78 and will expire twenty-four months after the effective date of a registration statement registering the shares issuable upon exercise of the warrants.

The warrants and the shares of common stock issuable upon the exercise of the warrants, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. See the section titled “Private Placement Transaction.” Pursuant to the securities purchase agreement, dated April 15, 2026, by and between us and the purchaser party thereto, we will use commercially reasonable efforts to cause a registration statement on Form S-1 providing for the resale by holders of shares of our common stock issuable upon the exercise of the warrants, to become effective 60 days following the date of the securities purchase agreement (or 90 days following the date of the securities purchase agreement in case of “full review” of such registration statement by the SEC) and to keep such registration statement effective at all times until such purchaser does not own any of such warrants or shares of common stock issuable upon exercise thereof.

S-6

Nasdaq Capital Market Symbol	“ACXP”. There is no established public trading market for the pre-funded warrants or the warrants, and we do not expect a market to develop. We do not intend to list the pre-funded warrants or the warrants on any securities exchange or nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants and the warrants will be limited.

The number of shares of our common stock to be outstanding after this offering is based on 2,855,025 shares of our common stock outstanding as of March 12, 2026, and excludes, as of that date, the following:

•	922,879 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $15.24 per share;
•	227,775 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $88.45 per share; and
•	133,872 shares of common stock reserved for future issuance pursuant to future awards under our 2021 Equity Incentive Plan; and
•	607,399 shares of our common stock issued subsequent to March 12, 2026.

Unless otherwise indicated, this prospectus supplement assumes (i) full exercise of the pre-funded warrants and (ii) no exercise of the warrants issued in the concurrent private placement.

S-7

RISK FACTORS

An investment in our securities involves a high degree of risk. Before investing in our securities, you should carefully consider the risk factors set forth below and those described under “Risk Factors” in the documents incorporated by reference herein, including in our most recent Annual Report on Form 10-K filed with the SEC, together with the other information included in this prospectus supplement and incorporated by reference herein from our filings with the SEC. If any of such risks or uncertainties occurs, our business, financial condition, and operating results could be materially and adversely affected. Additional risks and uncertainties not currently known to us or that we currently deem immaterial also may materially and adversely affect our business operations. As a result, the trading price of our common stock could decline and you could lose all or a part of your investment.

Risks Related to this Offering

You will experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

Since the price per share of our common stock being offered is substantially higher than the net tangible book value per share of our common stock, you will suffer immediate and substantial dilution in the net tangible book value of the shares of common stock you purchase in this offering. As of December 31, 2025, our net tangible book value was approximately $5.3 million, or $2.24 per share. As of December 31, 2025, our pro forma net tangible book value would have been approximately $8.6 million, or $2.50 per share, after giving effect to the issuance of 1,083,603 shares of common stock pursuant to the ELOC at an weighted average price of $3.07 per share subsequent to December 31, 2025, for net proceeds of approximately $3.3 million. Based on the sale of (i) 816,068 shares of common stock at an offering price of $3.03 per share and (ii) pre-funded warrants to purchase up to an aggregate of 9,017 shares of common stock at the public offering price of $3.029 per pre-funded warrant in this offering, and our net tangible book value as of December 31, 2025, if you purchase securities in this offering, you will suffer immediate and substantial dilution of $0.50 per share with respect to the net tangible book value of our shares of common stock.

If we sell additional shares of common stock in future financings, stockholders may experience immediate dilution and, as a result, our share price may decline.

We may from time to time issue additional shares of common stock at a discount from the current market price of our common stock. As a result, our stockholders would experience immediate dilution upon the purchase of any shares of common stock sold at such discount. In addition, as opportunities present themselves, we may enter into financing or similar arrangements in the future, including the issuance of debt securities, preferred stock or common stock. If we issue shares of common stock or securities convertible or exercisable into shares of common stock, our stockholders would experience additional dilution and, as a result, our share price may decline.

We will have broad discretion in using the proceeds of this offering, and we may not effectively spend the proceeds.

We will use the net proceeds of this offering for working capital and general corporate purposes. We have not allocated any specific portion of the net proceeds to any particular purpose, and our management will have the discretion to allocate the proceeds as it determines. We will have significant flexibility and broad discretion in applying the net proceeds of this offering, and we may not apply these proceeds effectively. Our management might not be able to yield a significant return, if any, on any investment of these net proceeds, and you will not have the opportunity to influence our decisions on how to use our net proceeds from this offering.

An active trading market for our shares may not be sustained.

Although our shares are listed on Nasdaq, the market for our shares has demonstrated varying levels of trading activity. Furthermore, the current level of trading may not be sustained in the future. The lack of an active market for our shares may impair investors’ ability to sell their shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire additional intellectual property assets by using our shares as consideration.

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Our share price may be subject to substantial volatility, and stockholders may lose all or a substantial part of their investment.

Our shares currently trade on Nasdaq. There is limited public float, and trading volume historically has been low and sporadic. The trading price of our common stock is highly volatile and subject to wide fluctuations in response to various factors, some of which we cannot control. The stock market in general, and pharmaceutical and biotechnology companies in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the trading price of our common shares, regardless of our actual operating performance. As a result, the market price for our shares may not necessarily be a reliable indicator of our fair market value. The price at which our shares trade may fluctuate as a result of a number of factors, including the number of shares available for sale in the market, quarterly variations in our operating results, actual or anticipated announcements of new releases by us or competitors, the gain or loss of significant customers, changes in the estimates of our operating performance, market conditions in our industry and the economy as a whole.

If our shares become subject to the penny stock rules, it may be more difficult to sell our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The OTC Bulletin Board does not meet such requirements and if the price of our shares is less than $5.00 and our shares are no longer listed on a national securities exchange such as Nasdaq, our shares may be deemed a penny stock. The penny stock rules require a broker-dealer, at least two business days prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver to the customer a standardized risk disclosure document containing specified information and to obtain from the customer a signed and date acknowledgment of receipt of that document. In addition, the penny stock rules require that prior to effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive: (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks; and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our shares, and therefore stockholders may have difficulty selling their shares.

Except as otherwise provided in the pre-funded warrants, holders of pre-funded warrants purchased in this offering will have no rights as stockholders of common stock until such holders exercise their pre-funded warrants and acquire our common stock.

Except as otherwise provided in the pre-funded warrants, the pre-funded warrants offered in this offering do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of our common stock at a fixed price. A holder of a pre-funded warrant may exercise the right to acquire a share of common stock and pay a nominal exercise price of $0.0001 at any time. Upon exercise of the pre-funded warrants, the holders thereof will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the exercise date.

Holders of the warrants being sold in the concurrent private placement will have no rights as stockholders until they acquire our common stock.

Until you acquire shares of our common stock upon exercise of the warrants being sold in the concurrent private placement, you will have no rights with respect to our common stock issuable upon exercise of such warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of such warrants, you will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

There is no public market for the pre-funded warrants being offered by us in this offering or the warrants being offered by us in the concurrent private placement.

There is no established public trading market for the pre-funded warrants being sold in this offering or the warrants being sold in the concurrent private placement, and we do not expect a market to develop for either security. In addition, we do not intend to apply to list the pre-funded warrants or warrants on any securities exchange or recognized trading system. Without an active market, the liquidity of the pre-funded warrants and the warrants will be limited.

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We do not intend to pay any dividends on our common stock at this time.

We have not paid any cash dividends on our common stock to date. The payment of cash dividends on our common stock in the future will be dependent upon our revenue and earnings, if any, capital requirements, and general financial condition, and will be within the discretion of our board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board of directors does not anticipate declaring any dividends on our common stock in the foreseeable future. As a result, any gain you will realize on our common stock will result solely from the appreciation of such shares.

In certain circumstances, we may be required to settle the value of the pre-funded warrants in cash.

If, at any time while the pre-funded warrants are outstanding, we enter into a “Fundamental Transaction” (as defined in the pre-funded warrants), which includes, but is not limited to, a purchase offer, tender offer or exchange offer, a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or other scheme of arrangement), then each registered holder of outstanding pre-funded warrants as at any time concurrently shall have the right to receive, for each share underlying the pre-funded warrants that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of common stock of the successor or acquiring corporation or of the Company.

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USE OF PROCEEDS

We expect to receive net proceeds of approximately $2.2 million from this offering, after deducting the placement agent’s fees and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for working capital and other general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus supplement for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade and interest-bearing securities.

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DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted to the extent of the difference between the offering price per share of our common stock in this offering and the pro forma as adjusted net tangible book value per share of our common stock immediately after the closing of this offering.

As of December 31, 2025, our historical net tangible book value was $5.3 million, or $2.24 per share of common stock. Our historical net tangible book value per share is equal to our total tangible assets, less total liabilities, divided by the number of outstanding shares of common stock as of December 31, 2025.

Our pro forma net tangible book value as of December 31, 2025 was $8.6 million, or $2.50 per share of common stock. Pro forma net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2025, after giving effect to the issuance of 1,083,603 shares of common stock pursuant to the ELOC at an average price of $3.07 per share subsequent to December 31, 2025, for net proceeds of approximately $3.3 million (collectively, the “pro forma adjustments”).

After giving further effect to the sale of (i) 816,068 shares of common stock at an offering price of $3.03 per share and (ii) pre-funded warrants to purchase up to an aggregate of 9,017 shares of common stock at the offering price of $3.029 per pre-funded warrant in this offering, assuming the exercise in full of the pre-funded warrants and after deducting fees, commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of December 31, 2025 would have been $10.8 million, or $2.53 per share of common stock. This amount represents an immediate increase in pro forma net tangible book value of $0.03 per share to our existing stockholders and an immediate dilution of $0.50 per share to investors participating in this offering. We determine dilution per share to investors participating in this offering by subtracting pro forma as adjusted net tangible book value per share after this offering from the offering price per share paid by investors participating in this offering.

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Offering price per share		$3.03
Net tangible book value per share as of December 31, 2025	$2.24
Increase in net tangible book value per share attributable to pro forma adjustments	$0.26
Pro forma net tangible book value per share as of December 31, 2025	$2.50
Increase in pro forma net tangible book value per share attributable to new investors in this offering	$0.03
Pro forma as adjusted net tangible book value per share as of December 31, 2025, after giving effect to this offering	$2.53
Dilution per share to new investors in this offering		$0.50

The foregoing discussion and table do not take into account further dilution to new investors that could occur upon the exercise of outstanding options or warrants having a per share exercise price less than the per share offering price to the public in this offering. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

The foregoing discussion and table are based on 2,348,113 shares of our common stock outstanding as of December 31, 2025, and exclude, as of that date, the following:

•	922,879 shares of common stock issuable upon the exercise of outstanding warrants with a weighted average exercise price of $15.24 per share;
•	227,775 shares of our common stock issuable upon the exercise of stock options, with a weighted-average exercise price of $88.45 per share;
•	133,872 shares of common stock reserved for future issuance pursuant to future awards under our 2021 Equity Incentive Plan as of December 31, 2025; and
•	1,114,311 shares of our common stock issued subsequent to December 31, 2025.

Unless otherwise indicated, this prospectus supplement assumes (i) full exercise of the pre-funded warrants and (ii) no exercise of the warrants issued in the concurrent private placement.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of the material U.S. federal income tax considerations of the acquisition, ownership and disposition of shares of our common stock and pre-funded warrants acquired in this offering by non-U.S. holders (as defined below) and the acquisition, ownership and disposition of pre-funded warrants acquired in this offering by U.S. holders (as defined below) that, in each case, hold such shares of our common stock or pre-funded warrants as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment).

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, (the “Code”), U.S. Treasury Regulations promulgated thereunder, administrative rulings and judicial decisions, all as in effect as of the date of this prospectus supplement and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any such change or differing interpretation could alter the tax consequences to holders described in this prospectus supplement. There can be no assurance that the U.S. Internal Revenue Service (the “IRS”), will not challenge one or more of the tax consequences described herein.

This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular holder in light of that holder’s individual circumstances nor does it address U.S. state, local or non-U.S. taxes, U.S. federal estate or gift tax laws, any alternative minimum tax levied under the Code, the Medicare tax on net investment income or any other aspect of any U.S. federal tax other than the income tax. This discussion also does not consider any specific facts or circumstances that may apply to a holder and does not address the special tax rules applicable to certain holders, such as:

•	insurance companies;
•	regulated investment companies and real estate investment trusts;
•	tax-exempt or governmental organizations;
•	financial institutions;
•	brokers or dealers in securities;
•	traders that have elected to mark securities to market;
•	regulated investment companies;
•	pension plans;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;
•	persons deemed to sell our common stock or pre-funded warrants under the constructive sale provisions of the Code;
•	persons that hold our common stock or pre-funded warrants as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;
•	persons who hold or receive our common stock or pre-funded warrants pursuant to the exercise of an employee stock option or otherwise as compensation;
•	U.S. holders whose functional currency is not the U.S. dollar; persons that own, or have owned, directly, indirectly or constructively, more than 5% (by vote or value) of our common stock or pre-funded warrants at any time (other than as expressly provided below);
•	corporations (and shareholders thereof), partnerships or other entities or arrangements treated as pass-through entities for U.S. federal income tax purposes (and investors therein);
•	“Controlled foreign corporations” and “passive foreign investment companies”; and
•	certain U.S. expatriates, former citizens, or long-term residents of the United States.

This discussion does not address the tax treatment of partnerships (including any entity or arrangements treated as a partnership for U.S. federal income tax purposes) or persons that hold their common stock or pre-funded warrants through such a partnerships. If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock or pre-funded warrants, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. A partner in a partnership or other pass-through entity (including an entity or arrangement that is treated as partnerships for U.S. federal income tax purposes) that will hold our common stock or pre-funded warrants should consult his, her or its tax advisor regarding the tax consequences of acquiring, holding and disposing of our common stock or pre-funded warrants through a partnership or other pass-through entity, as applicable.

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This discussion is for general information only and is not intended to be, and may not be construed as, tax advice. Accordingly, all prospective holders of our common stock or pre-funded warrants should consult their tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock or pre-funded warrants.

Treatment of Pre-Funded Warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a pre-funded warrant and, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise, increased by the exercise price of $0.001. Each holder should consult his, her or its own tax advisor regarding the risks associated with the acquisition of pre-funded warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Considerations of Owning and Disposing of Common Stock or Pre-Funded Warrants for U.S. Holders

The following discusses the material U.S. federal income tax consideration of owning and disposing of our common stock or pre-funded warrants for a U.S. holder. This section does not address the U.S. federal income tax considerations for U.S. holders of backup withholding and information reporting.

For purposes of this discussion, a U.S. holder is any beneficial owner of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a domestic corporation;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•	a trust, if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have authority to control all of the trust’s substantial decisions or (B) the trust has validly elected to be treated as a U.S. person for U.S. federal income tax purposes.

Distributions on Our Common Stock and Pre-Funded Warrants

As described in the section titled “Dividend Policy,” we do not anticipate paying any future distributions on our common stock. However, if we do make cash or other property distributions on our common stock or pre-funded warrants, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid out of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital to the extent of the holder’s tax basis in our common stock or pre-funded warrants, and, thereafter, as gain on the sale or other disposition of our common stock or pre-funded warrants, which is taxed as described under “-Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants” below.

Dividends received by a corporate U.S. holder may be eligible for a dividends received deduction, subject to applicable limitations. Dividends received by certain non-corporate U.S. holders, including individuals, are generally taxed at the lower applicable capital gains rate provided certain holding period and other requirements are satisfied.

Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants

Upon the sale or other taxable disposition of our common stock or pre-funded warrants, a U.S. holder generally will recognize capital gain or loss equal to the difference between (i) the amount of cash and the fair market value of any property received upon the sale or other taxable disposition and (ii) such U.S. holder’s adjusted tax basis in the common stock or pre-funded warrants. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in such common stock or pre-funded warrants is more than one year at the time of the sale or other taxable disposition. Long-term capital gains recognized by certain non-corporate U.S. holders, including individuals, generally will be subject to reduced rates of U.S. federal income tax. The deductibility of capital losses is subject to certain limitations.

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Material U.S. Federal Income Tax Consequences for Non-U.S. Holders

The following discusses the material U.S. federal income tax consequences of acquiring, owning and disposing of shares of our common stock and pre-funded warrants to a non-U.S. holder. For purposes of this discussion, a U.S. holder is any beneficial owner of shares of our common stock or pre-funded warrants that, for U.S. federal income tax purposes, is:

•	a non-resident alien individual;
•	a foreign corporation or any other foreign association taxable as a corporation for U.S. federal income tax purposes; or
•	a foreign estate or trust the income of which is not subject to U.S. federal income tax on a net income basis.

Distributions on Our Common Stock and Pre-Funded Warrants

As described in the section titled “Dividend Policy,” we do not anticipate paying any future distributions on our common stock. However, if we do make distributions on our common stock or pre-funded warrants, such distributions will constitute dividends to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s adjusted tax basis in the common stock or pre-funded warrants. Any remaining excess will be treated as capital gain from the sale or exchange of such common stock or pre-funded warrants, subject to the tax treatment described below in “-Gain on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants.” Any such distributions will also be subject to the discussions below in the sections titled “-Backup Withholding and Information Reporting” and “FATCA.”

Subject to the discussion in the remainder of this section, dividends (including any portion of constructive distributions treated as dividends) paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence. Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if that non-U.S. holder has furnished to us or our paying agent an Internal Revenue Service Form W-8ECI (or applicable successor form), certifying under penalties of perjury that the dividend is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (and, if an applicable income tax treaty so provides, attributable to a permanent establishment or fixed base maintained in the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed on a net income basis in the same manner and at the same regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.

A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) to the applicable withholding agent and satisfy applicable certification and other requirements. A non-U.S. holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty. A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing a U.S. tax return with the IRS.

The taxation of a distribution received with respect to a pre-funded warrant is unclear. It is possible such a distribution would be treated as a distribution as described in this section, although other treatments may also be possible. Non-U.S. holders should consult their own tax advisors regarding the proper treatment of any payments in respect of the pre-funded warrants.

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Gains on Sale or Other Taxable Disposition of Our Common Stock or Pre-Funded Warrants

Subject to the discussions below under “-Backup Withholding and Information Reporting” and “-FATCA,” a non-U.S. holder generally will not be subject to any U.S. federal income or withholding tax on any gain realized upon such holder’s sale or other taxable disposition of shares of our common stock or pre-funded warrants unless:

•	the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock and Pre-Funded Warrants” also may apply;
•	the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the disposition (as such days are calculated pursuant to Section 7701(b) of the Code) and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the sale or other taxable disposition of the shares of common stock, which may be offset by certain U.S. source capital losses of the non-U.S. holder, if any (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses; or
•	we are, or have been, at any time during the five-year period preceding such sale or other taxable disposition (or the non-U.S. holder’s holding period, if shorter) of such shares of common stock, a U.S. real property holding corporation, unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% (by value) of our outstanding common, directly or indirectly, actually or constructively, during the shorter of the 5-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock. If we are or were a U.S. real property holding corporation during the relevant period and the foregoing exception does not apply, the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the regular U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above. Special rules may apply to non-U.S. holders of pre-funded warrants, who should consult their tax advisors.

Backup Withholding and Information Reporting

We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our securities paid to such holder and the tax withheld, if any, with respect to such distributions. A non-U.S. holder may have to comply with specific certification procedures to establish that such holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our securities. Dividends paid to non-U.S. holders subject to withholding of U.S. federal income tax, as described above in “-Distributions on Our Common Stock and Pre-Funded Warrants,” generally will be exempt from U.S. backup withholding.

Information reporting and backup withholding will generally apply to the proceeds of a disposition of our securities by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker.

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Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is filed with the IRS in a timely manner.

Non-U.S. holders should consult their tax advisors regarding the application of the information reporting and backup withholding rules to them. Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.

FATCA

Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”) generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on our common stock paid to a foreign entity unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner and such entity meets certain other specified requirements, or (iii) the foreign entity is otherwise exempt under FATCA. Such withholding may also apply to gross proceeds from the sale or other disposition of our common stock or pre-funded warrants, although under proposed U.S. Treasury Regulations, no withholding would apply to such gross proceeds. The preamble to the proposed regulations specifies that taxpayers (including withholding agents) are permitted to rely on the proposed regulations pending finalization. Under certain circumstances, a non-U.S. holder may be eligible for refunds or credits of this withholding tax. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph. Non-U.S. holders should consult their tax advisors regarding the possible implications of this legislation on their investment in our common stock and the entities through which they hold our common stock, including, without limitation, the process and deadlines for meeting the applicable requirements to prevent the imposition of the 30% withholding tax under FATCA.

The preceding discussion of U.S. federal income tax considerations is for general information only. It is not tax advice. Each prospective investor should consult its tax advisor regarding the particular U.S. federal, state and local and non-U.S. tax consequences of purchasing, holding and disposing of our common stock or pre-funded warrants, including the consequences of any proposed change in applicable laws.

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DESCRIPTION OF THE SECURITIES WE ARE OFFERING

The following is a brief summary of certain terms and conditions of the securities being offered in this offering. The following description is subject in all respects to the provisions contained in instruments governing the applicable security.

Common Stock

For a description of the rights associated with the common stock, see “Description of Common Stock” in the accompanying prospectus. Our common stock is listed on the Nasdaq Capital Market under the symbol “ACXP.” Our transfer agent is VStock Transfer LLC.

Pre-Funded Warrants

The following summary of certain terms and provisions of the pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to our Current Report on Form 8-K. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Each pre-funded warrant will be sold in this offering at a purchase price equal to $3.029 (equal to the purchase price per share of common stock, minus $0.001). The purpose of the pre-funded warrants is to enable investors that may have restrictions on their ability to beneficially own more than 4.99% (or, upon election of the holder, 9.99%) of our outstanding common stock following the consummation of this offering the opportunity to make an investment in the Company without triggering their ownership restrictions, by receiving pre-funded warrants in lieu of our common stock which would result in such ownership of more than 4.99% (or 9.99%), and receive the ability to exercise their option to purchase the shares underlying the pre-funded warrants at such nominal price at a later date.

Exercise Price and Duration

The pre-funded warrants will have an exercise price of $0.001 per share. The pre-funded warrants are exercisable immediately upon issuance, and may be exercised at any time until all of the pre-funded warrants are exercised in full. The exercise price and number of shares of our common stock issuable upon exercise is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise.

Cashless Exercise

The pre-funded warrants may also be exercised, in whole or in part, by means of a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the pre-funded warrant.

Exercise Limitation

A holder will not have the right to exercise any portion of the pre-funded warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election of the holder, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. However, any holder may increase or decrease such percentage (up to 9.99%), provided that any increase will not be effective until the 61st day after such election.

Transferability

Subject to applicable laws, the pre-funded warrants may be offered for sale, sold, transferred or assigned without our consent.

S-19

Fractional Shares

No fractional shares of common stock will be issued upon the exercise of the pre-funded warrants. Rather, the number of shares of common stock to be issued will be rounded to the nearest whole number.

Trading Market

There is no established public trading market for the pre-funded warrants being issued in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the pre-funded warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the pre-funded warrants will be limited.

Fundamental Transactions

If a fundamental transaction, as described in the form of pre-funded warrant, occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the pre-funded warrants with the same effect as if such successor entity had been named in the pre-funded warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder of a pre-funded warrant shall be given the same choice as to the consideration it receives upon any exercise of the pre-funded warrant following such fundamental transaction.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of our shares of common stock, the holder of a pre-funded warrant does not have the rights or privileges of a holder of our shares of common stock, including any voting rights, until the holder exercises the pre-funded warrant.

Amendment and Waiver

The pre-funded warrants may be modified or amended or the provisions thereof waived with the written consent of our company and the respective holder.

S-20

PRIVATE PLACEMENT TRANSACTION

Concurrent Private Placement

In a concurrent private placement, we are selling to the purchaser in this offering of our securities, warrants to purchase up to an aggregate of 1,650,170 shares of our common stock at an exercise price of $2.78.

The warrants and the shares of our common stock issuable upon the exercise of the warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchaser of the warrants, may only sell shares of our common stock issued upon exercise of the warrants being sold to it in the concurrent private placement, pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Each warrant will be exercisable immediately, subject to adjustment, and will remain exercisable for twenty-four months after the effective date of a registration statement registering the shares issuable upon exercise of the, but not thereafter. A holder of warrants will not have the right to exercise any portion of its warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the holder’s option upon issuance, 9.99%) of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us. In addition, the holders of the warrants will have the right to participate in any rights offering or distribution of assets together with the holders of our shares of common stock on an as-exercised basis.

The exercise price and number of shares of common stock issuable upon the exercise of the warrants will be subject to adjustment for stock splits, reverse splits, and similar capital transactions, as described in the warrants. The warrants will be exercisable on a “cashless” basis in certain circumstances. The warrants may be modified or amended or the provisions thereof waived with the written consent of the company and the respective holder.

Additionally, if a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for us, and may exercise every right and power that we may exercise and will assume all of our obligations under the warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of our shares of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the warrant following such fundamental transaction.

S-21

PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated as of March 23, 2026, we have engaged H.C. Wainwright & Co., LLC (“Wainwright”) to act as our exclusive placement agent in connection with this offering. Under the terms of the engagement letter agreement, Wainwright has agreed to act as our exclusive placement agent, on a reasonable best efforts basis, in connection with the issuance and sale of our securities pursuant to this prospectus supplement and the accompanying prospectus. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. The engagement letter agreement does not give rise to any commitment by Wainwright to purchase or sell any of our securities, and Wainwright will have no authority to bind us by virtue of the engagement letter agreement. Wainwright may retain other underwriters, brokers, dealers, or agents to assist with the offering.

Wainwright proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more purchasers through a securities purchase agreement directly between such purchasers and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

We expect to deliver the securities being offered pursuant to this prospectus supplement and accompanying prospectus on or about April 16, 2026, subject to satisfaction of customary closing conditions.

Fees and Expenses

We have agreed to pay to Wainwright a cash fee of 6.0% of the aggregate gross proceeds received for the securities sold in this offering to the purchaser. The following table shows the per share, per pre-funded warrant and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus, assuming the purchase of all of the securities offered hereby.

	Per Share	Per Pre-Funded Warrant	Total
Offering Price	$3.03	$3.029	$2,499,998.53
Placement Agent Fees	$0.1818	$0.1818	$150,000.45
Proceeds, before expenses, to us	$2.8482	$2.8472	$2,349,998.08

We estimate that the total expenses of the offering payable by us, excluding the placement agent fees, will be approximately $170,950, which includes (i) up to $50,000 of legal fees and expenses that we have agreed to reimburse Wainwright in connection with this offering and (ii) $15,950 for clearing expenses that we have agreed to reimburse Wainwright in connection with this offering.

Regulation M Restrictions

Wainwright may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the sale of our securities offered hereby by it while acting as our exclusive placement agent might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, Wainwright would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by Wainwright acting as exclusive placement agent. Under these rules and regulations, Wainwright may not (i) engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

Discretionary Accounts

The placement agent does not intend to confirm sales of the securities offered hereby to any accounts over which it has discretionary authority.

Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “ACXP.”

S-22

Lock-Up

Pursuant to the terms of the securities purchase agreement and subject to certain exceptions, we are prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of common stock or securities convertible or exercisable into common stock for a period commencing on the date of this prospectus supplement and expiring 15 days from the closing date of this offering. Additionally, our directors and officers have entered into lock-up agreements. Under these agreements, these individuals have agreed, subject to specified exceptions, not to sell or transfer any shares of common stock or securities convertible into, or exchangeable or exercisable for, our common stock during a period ending 60 days after the closing date of this offering. Specifically, these individuals have agreed, in part, not to:

•	offer, sell, contract to sell, hypothecate, pledge, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of;
•	enter into any swap or any other agreement or any transaction which is designed to, or might reasonably be expected to, result in the disposition whether by actual disposition or effective economic disposition due to cash settlement or otherwise;
•	directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended;
•	publicly announce the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge; or
•	other arrangement relating to any of our securities.

Notwithstanding these limitations, these shares of common stock may be transferred under limited circumstances, including, without limitation, by gift, will or intestate succession.

Furthermore, we are also prohibited from entering into any agreement to issue Common Stock or any Common Stock Equivalent (as defined in the securities purchase agreement) involving a Variable Rate Transaction (as defined in the securities purchase agreement), subject to certain exceptions, for a period commencing on the date of the securities purchase agreement and expiring one year from the closing date of this offering.

We have agreed to indemnify Wainwright and specified other persons against certain liabilities relating to or arising out of Wainwright’s activities under the engagement letter agreement and to contribute to payments that Wainwright may be required to make in respect of such liabilities.

The engagement letter with Wainwright may be terminated for cause by us in compliance with FINRA rules. Otherwise, the engagement letter will terminate upon expiration of its term.

Electronic Distribution

This prospectus supplement and accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the Company and/or Wainwright or by their respective affiliates. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on the Company’s and/or Wainwright’s websites and any information contained in any other websites maintained by the Company and/or Wainwright is not part of this prospectus supplement, accompanying prospectus, or the registration statement of which this prospectus supplement and accompanying prospectus form a part, has not been approved and/or endorsed by us or Wainwright, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the engagement letter agreement with Wainwright nor the securities purchase agreement. See “Where You Can Find Additional Information”.

Other Relationships

The placement agent and certain of its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The placement agent and certain of its affiliates have in the past and may in the future perform, various commercial and investment banking and financial advisory services for us and our affiliates, for which they have or will receive customary fees and expenses.

S-23

The placement agent acted as our exclusive placement agent in connection with registered direct offerings and concurrent private placements we consummated in January 2025 and March 2025 and received compensation in connection with each such offering. Except as disclosed in this prospectus supplement, we have no present arrangements with the placement agent for any services.

S-24

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Haynes and Boone, LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements of Acurx Pharmaceuticals, Inc. appearing in our Annual Report on Form 10-K for the year ended December 31, 2025, have been audited by CohnReznick LLP, an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Acurx Pharmaceuticals, Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities being offered under this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus supplement and the accompanying prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including Acurx. The SEC’s website can be found at www.sec.gov.

These documents are also available, free of charge, through the Investors section of our website. We maintain a website at www.acurxpharma.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement or the accompanying prospectus.

INCORPORATION BY REFERENCE OF CERTAIN DOCUMENTS

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus supplement contain important information that you should read about us.

The following documents are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026;
•	our Current Report on Form 8-K filed with the SEC on March 9, 2026 (except for any information furnished under Items 2.02 or 7.01 and exhibits furnished thereto); and
•	the description of our common stock contained in our Registration Statement on Form 8-A initially filed on June 23, 2021, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of this prospectus supplement, or (ii) after the date of this prospectus supplement but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

S-25

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus supplement but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to:

Acurx Pharmaceuticals, Inc.

259 Liberty Avenue

Staten Island, NY 10305

Telephone: (917) 533-1469

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

S-26

PROSPECTUS

Acurx Pharmaceuticals, Inc.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for preferred stock; or common stock, preferred stock or debt securities upon the exercise of warrants or rights.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on The Nasdaq Capital Market under the symbol “ACXP.” On December 29, 2025, the last reported sale price of our common stock was $2.95 per share. You are urged to obtain current market quotations of our common stock. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable. As of the date of this prospectus, we have no preferred stock, debt securities, warrants, rights or units listed or quoted on any securities exchange or other nationally recognized trading market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on The Nasdaq Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement.

As of the date of this prospectus, the aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was $12,384,849, which was calculated based on 2,219,507 shares of our outstanding common stock held by non-affiliates at a price of $5.58 per share, the closing price of our common stock on November 11, 2025. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities pursuant to this prospectus with a value of more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75,000,000. During the 12 calendar months prior to, and including, the date of this prospectus, we have sold $5.5 million of securities pursuant to General Instruction I.B.6 of Form S-3.

On August 4, 2025, we effected a 1-for-20 reverse stock split pursuant to which every 20 shares of our issued and outstanding common stock were reclassified as one share of common stock (the “Reverse Stock Split”). The Reverse Stock Split had no impact on the par value of our common stock or the authorized number of shares of our common stock. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the Reverse Stock Split. However, our annual report on Form 10-K for the year ended December 31, 2024, filed on March 17, 2025, and all other documents incorporated by reference into this prospectus that were filed prior to August 4, 2025, do not give effect to the Reverse Stock Split.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus as described on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus January 6, 2026.

TABLE OF CONTENTS

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants or rights to purchase any such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Acurx,” “ACXP,” “the Company,” “we,” “us,” “our” and similar terms refer to Acurx Pharmaceuticals, Inc.

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed audited and unaudited financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

We are a late-stage biopharmaceutical company focused on developing a new class of small molecule antibiotics for difficult-to-treat bacterial infections. Our approach is to develop antibiotic candidates with a Gram-positive selective spectrum that block the active site of the Gram positive specific bacterial enzyme deoxyribonucleic acid (“DNA”) polymerase IIIC, inhibiting DNA replication and leading to Gram-positive bacterial cell death. Our research and development pipeline includes antibiotic product candidates that target Gram-positive bacteria, including Clostridioides difficile, methicillin-resistant Staphylococcus aureus, vancomycin resistant Enterococcus and drug-resistant Streptococcus pneumoniae.

These bacterial targets are listed as priority pathogens by the World Health Organization (“WHO”), the United States (“U.S.”) Centers for Disease Control and Prevention (“CDC”) and the U.S. Food and Drug Administration (“FDA”). Priority pathogens are those which require new antibiotics to address the worldwide crisis of antimicrobial resistance as identified by the WHO, CDC and FDA.

Emerging Growth Company

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”). As an emerging growth company, we are eligible, and have elected, to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies. These include, but are not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation (to the extent applicable to a foreign private issuer).

We could remain an emerging growth company until the last day of our fiscal year following the fifth anniversary of the consummation of our initial public offering. However, if our annual gross revenue is $1.235 billion or more, or our non-convertible debt issued within a three year period exceeds $1 billion, or the market value of our shares of common stock that are held by non-affiliates exceeds $700 million on the last day of the second fiscal quarter of any given fiscal year, we would cease to be an emerging growth company as of the last day of that fiscal year.

Smaller Reporting Company

We are also currently a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company, and have a public float of less than $250 million or annual revenues of less than $100 million during the most recently completed fiscal year. In the event that we are still considered a “smaller reporting company,” at such time as we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, only being required to provide two years of audited financial statements in annual reports. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and our Quarterly Reports on Form 10-Q for the periods ended September 30, 2025, June 30, 2025, and March 31, 2025 incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information and History

We were organized as a limited liability company in the State of Delaware in July 2017 and we commenced operations in February 2018 upon acquiring the rights to our lead antibiotic product candidate from GLSynthesis, Inc. Our principal executive offices are located at 259 Liberty Avenue, Staten Island, NY 10305 and our telephone number is (917) 533-1469. Our website address is www.acurxpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. On June 23, 2021, Acurx Pharmaceuticals, LLC converted from a Delaware limited liability company into a Delaware corporation pursuant to a statutory conversion, and changed its name to Acurx Pharmaceuticals, Inc.

Recent Developments

The Reverse Stock Split

On July 31, 2025, we filed with the Secretary of State of the State of Delaware an amendment (the “Certificate of Amendment”) to our certificate of incorporation, as amended (the “certificate of incorporation”), to effect a reverse stock split of our common stock at a ratio of 1-for-20 (the “Reverse Stock Split”). Pursuant to the Certificate of Amendment, the Reverse Stock Split became effective as of 4:01 p.m. Eastern Time on August 4, 2025 (the “Effective Time”) and shares of our common stock began trading on a post-split basis at the open of trading on The Nasdaq Capital Market on August 5, 2025. At the Effective Time, every twenty (20) shares of our issued and outstanding shares of common stock were automatically converted into one (1) share of common stock, without any change in the par value per share. In addition, proportionate adjustments were made to the per share exercise price and the number of shares issuable upon the exercise of all outstanding stock options, warrants and convertible securities, and to the number of shares issued and issuable under our stock incentive plan. No change was made to the number of shares of common stock authorized under our certificate of incorporation. Unless otherwise indicated, all share and per share information in this prospectus is adjusted to reflect the effect of the Reverse Stock Split.

The Charter Amendment

On September 22, 2025, we filed an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock from 200,000,000 to 250,000,000.

The Lincoln Park Transaction

On May 8, 2025, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us up to an aggregate of $12.0 million of our common stock (subject to certain limitations) from time to time over the term of the Purchase Agreement (of which an aggregate of $3.0 million of shares of common stock have already been issued and sold to Lincoln Park as of the date of this prospectus). Pursuant to the Purchase Agreement, we issued 44,963 shares of common stock to Lincoln Park as a fee for making its irrevocable commitment to purchase our common stock under the Purchase Agreement (the “Commitment Shares”). Also on May 8, 2025, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”), pursuant to which we filed with the SEC (x) a registration statement on Form S-1 (Registration No. 333-287478) to register up to 544,963 shares of common stock that have subsequently been issued and sold by us to Lincoln Park, consisting of (i) 500,000 shares of common stock that we issued and sold to Lincoln Park as Purchase Shares for aggregate gross proceeds of $3.0 million, and (ii) 44,963 Commitment Shares and (y) a registration statement on Form S-1 (Registration No. 333-290968) to register up to 585,000 shares of common stock, 251,397 of which have subsequently been issued and sold by us to Lincoln Park as Purchase Shares for aggregate gross proceeds of $0.9 million.

RISK FACTORS

Investing in our securities involves significant risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in Acurx. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K that we have filed with the SEC, all of which are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus include forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “targets,” “likely,” “will,” “would,” “could,” “should,” “continue,” and similar expressions or phrases, or the negative of those expressions or phrases, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and incorporated by reference in this prospectus, we caution you that these statements are based on our projections of the future that are subject to known and unknown risks and uncertainties and other factors that may cause our actual results, level of activity, performance or achievements expressed or implied by these forward-looking statements, to differ. The sections in our periodic reports, including our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as other sections in this prospectus and the other documents or reports incorporated by reference in this prospectus, discuss some of the factors that could contribute to these differences. These forward-looking statements include, among other things, statements about:

•	our ability to obtain and maintain regulatory approval of ibezapolstat and/or our other product candidates;

•	our ability to successfully commercialize and market ibezapolstat and/or our other product candidates, if approved;

•	our ability to contract with third-party suppliers, manufacturers and other service providers and their ability to perform adequately;

•	the potential market size, opportunity and growth potential for ibezapolstat and/or our other product candidates, if approved;

•	our ability to build our own sales and marketing capabilities, or seek collaborative partners, to commercialize ibezapolstat and/or our other product candidates, if approved;

•	our ability to obtain funding for our operations;

•	the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs;

•	the timing of anticipated regulatory filings;

•	the timing of availability of data from our clinical trials;

•	the accuracy of our estimates regarding expenses, capital requirements and needs for additional financing;

•	our ability to retain the continued service of our key professionals and to identify, hire and retain additional qualified professionals;

•	our ability to advance product candidates into, and successfully complete, clinical trials;

•	our ability to recruit and enroll suitable patients in our clinical trials and the timing of enrollment;

•	the timing or likelihood of the accomplishment of various scientific, clinical, regulatory and other product development objectives;

•	the pricing and reimbursement of our product candidates, if approved;

•	the rate and degree of market acceptance of our product candidates, if approved;

•	the implementation of our business model and strategic plans for our business, product candidates and technology;

•	the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology;

•	developments relating to our competitors and our industry;

•	the development of major public health concerns, including the coronavirus outbreak or other pandemics arising globally, and the future impact of it and COVID-19 on our clinical trials, business operations and funding requirements;

•	the effects of the recent disruptions to and volatility in the credit and financial markets in the United States and worldwide from the conflict between Russia and Ukraine as well as the conflict in the Middle East between Israel and Hamas;

•	the volatility of the price of our common stock;

•	our financial performance;

•	our ability to comply with the listing requirements of The Nasdaq Capital Market and maintain the listing of our common stock; and

•	other factors described from time to time in documents that we file with the SEC.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important cautionary statements in this prospectus and in the documents incorporated by reference in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties under “Risk Factors” contained in any supplements to this prospectus and in our most recent Annual Report on Form 10-K, as revised or supplemented by our subsequent Quarterly Reports on Form 10-Q or our Current Reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

USE OF PROCEEDS

Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, clinical trials, research and development activities, working capital, capital expenditures, investments, acquisitions, should we choose to pursue any, and collaborations. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

•	to or through underwriting syndicates represented by managing underwriters;

•	through one or more underwriters without a syndicate for them to offer and sell to the public;

•	through dealers or agents; and

•	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

•	on or through the facilities of the Nasdaq Capital Market or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

•	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the offered securities and the proceeds to us from such sale;

•	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchange on which such offered securities may be listed; and

•	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at fixed prices, which may be changed;

•	at market prices prevailing at the time of the sale;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

•	whether that offering is being made to underwriters, through agents or directly to the public;

•	the rules and procedures for any auction or bidding process, if used;

•	the securities’ purchase price or initial public offering price; and

•	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer.

Such prospectus supplement will disclose:

•	the name of any participating broker, dealer, agent or underwriter;

•	the number and type of securities involved;

•	the price at which such securities were sold;

•	any securities exchanges on which such securities may be listed;

•	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

•	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in one business day unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the first business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

•	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

•	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

•	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock;

•	debt securities;

•	warrants to purchase shares of common stock, preferred stock and/or debt securities;

•	rights to purchase shares of common stock, preferred stock or debt securities; and

•	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, debt securities, warrants, rights and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $50,000,000.

If we issue debt securities at a discount from their original stated principal amount, then, for purposes of calculating the total dollar amount of all securities issued under this prospectus, we will treat the initial offering price of the debt securities as the total original principal amount of the debt securities.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock and provisions of our certificate of incorporation and bylaws are summaries. You should also refer to the certificate of incorporation and the bylaws, which are filed as exhibits to the registration statement of which this prospectus is part.

General

We are authorized to issue up to 250,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. Our board of directors may establish the rights and preferences of the preferred stock from time to time.

As of December 30, 2025, we had 2,348,113 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Voting Rights.

The holders of our common stock are entitled to one vote for each share held of record on all matters on which the holders are entitled to vote (or consent to).

Dividends and Liquidation Rights.

The holders of our common stock are entitled to receive, ratably, dividends only if, when and as declared by our board of directors out of funds legally available therefor and after provision is made for each class of capital stock having preference over the common stock.

Liquidation Rights

In the event of our liquidation, dissolution or winding-up, the holders of our common stock may be entitled to share, ratably, in all assets remaining available for distribution after payment or provision for payment of all debts and other liabilities and subject to the rights of each class or series of capital stock having preference over, or right to participate with, the common stock.

Preemptive and Similar Rights.

The holders of our common stock have no preemptive or similar rights.

Preferred Stock

Our board of directors is authorized, without action by the stockholders, to designate and issue up to an aggregate of 10,000,000 shares of preferred stock in one or more series. Our board of directors is authorized to designate the rights, preferences and privileges of the shares of each series and any of its qualifications, limitations or restrictions. Our board of directors is able to authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock. The issuance of preferred stock, while providing flexibility in connection with possible future financings and acquisitions and other corporate purposes could, under certain circumstances, have the effect of restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying, deferring or preventing a change in control of the Company, which might harm the market price of our common stock. See also “Anti-Takeover Provisions” below.

If we offer a specific class or series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. The preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-Takeover Provisions

Our certificate of incorporation and bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

Authorized but unissued shares.

The authorized but unissued shares of our common stock and our preferred stock are available for future issuance without stockholder approval, subject to the requirements of any national securities exchange on which our common stock is listed, should we so qualify for listing. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Elimination of Stockholder Action by Written Consent.

Our certificate of incorporation eliminates the right of stockholders to act by written consent without a meeting.

Special meetings of stockholders.

Our certificate of incorporation and bylaws provide that, except as otherwise required by law or provided by the resolution or resolutions adopted by our board of directors designating the rights, powers and preferences of any series of preferred stock, special meetings of our stockholders may be called only by (a) our board of directors pursuant to a resolution approved by a majority of the total number of our directors that we would have if there were no vacancies or (b) the chair of our board of directors, and any power of our stockholders to call a special meeting is specifically denied.

Advance notice requirements for stockholder proposals and director nominations.

Our bylaws provide for an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. In order for any matter to be “properly brought” before a meeting, a stockholder must comply with advance notice and duration of ownership requirements and provide us with certain information. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying stockholder actions that are favored by the holders of a majority of our outstanding voting securities until the next stockholder meeting.

Amendment of Certificate of Incorporation or Bylaws.

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation, unless a corporation’s certificate of incorporation requires a greater percentage. Our certificate of incorporation provides that certain provisions of our certificate of incorporation (namely, those provisions relating to (i) directors; (ii) limitation of director liability, indemnification and advancement of expenses and renunciation of corporate opportunities; (iii) meetings of stockholders; and (iv) certain amendments to our certificate of incorporation and bylaws) may not be altered, amended or repealed in any respect (including by merger, consolidation or otherwise), nor may any provision inconsistent therewith be adopted, unless such alteration, amendment, repeal or adoption is approved by the affirmative vote of the holders of at least sixty-six and two-thirds percent (662∕3%) of the voting power of all of our then-outstanding shares then entitled to vote generally in an election of directors, voting together as a single class. Our certificate of incorporation and bylaws also provide that approval of stockholders holding sixty-six and two-thirds percent (662∕3%) of the voting power of all of our then-outstanding shares entitled to vote generally in an election of directors, voting together as a single class, is required for stockholders to make, alter, amend, or repeal any provision of our bylaws. Our board of directors retains the right to alter, amend or repeal our bylaws.

Classified Board of Directors.

Our certificate of incorporation provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only the directors in one class will be subject to election by a plurality of the votes cast at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms. Stockholders do not have the ability to cumulate votes for the election of directors.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into Indemnification Agreements with each of our directors that may be, in some cases, broader than the specific indemnification provisions contained under the DGCL. In addition, as permitted by the DGCL, our certificate of incorporation and bylaws includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that such stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or did own within three years prior to the determination of interested stockholder status, 15% or more of the corporation’s voting stock.

Under Section 203, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•	before the stockholder became interested, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•	at or after the time the stockholder became interested, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

A Delaware corporation may “opt out” of these provisions with an express provision in its original certificate of incorporation or an express provision in its amended and restated certificate of incorporation or by-laws resulting from a stockholders’ amendment approved by at least a majority of the outstanding voting shares. We have not opted out of these provisions. As a result, mergers or other takeover or change in control attempts of us may be discouraged or prevented.

Stock Exchange Listing

Our common stock is listed on The Nasdaq Capital Market under the symbol “ACXP.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is VStock Transfer, LLC. They are located at 18 Lafayette Place, Woodmere, New York 11598. Their telephone number is (212) 828-8436.

DESCRIPTION OF DEBT SECURITIES

This prospectus describes certain general terms and provisions of debt securities that we may offer. The debt securities may be issued pursuant to, in the case of senior debt securities, a senior indenture, and in the case of subordinated debt securities, a subordinated indenture, in each case in the forms filed as exhibits to this registration statement, which we refer to as the “indentures.” The indentures will be entered into between us and a trustee to be named prior to the issuance of any debt securities, which we refer to as the “trustee.” The indentures will not limit the amount of debt securities that can be issued thereunder and will provide that the debt securities may be issued from time to time in one or more series pursuant to the terms of one or more securities resolutions or supplemental indentures creating such series.

We have summarized below the material provisions of the indentures and the debt securities or indicated which material provisions will be described in the related prospectus supplement for any offering of debt securities. These descriptions are only summaries, and you should refer to the relevant indenture for the particular offering of debt securities itself which will describe completely the terms and definitions of the offered debt securities and contain additional information about the debt securities.

All references in this section, “Description of Debt Securities,” to “Acurx,” the “Company”, “we”, “us”, “our”, the “registrant” or similar words are solely to Acurx Pharmaceuticals, Inc., and not to its subsidiaries.

Terms

When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a prospectus supplement. The prospectus supplement will set forth the following terms, as applicable, of the debt securities offered thereby:

•	the designation, aggregate principal amount, currency or composite currency and denominations;

•	the price at which such debt securities will be issued and, if an index formula or other method is used, the method for determining amounts of principal or interest;

•	the maturity date and other dates, if any, on which principal will be payable;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	the interest rate (which may be fixed or variable), if any;

•	the date or dates from which interest will accrue and on which interest will be payable, and the record dates for the payment of interest;

•	the manner of paying principal and interest;

•	the place or places where principal and interest will be payable;

•	the terms of any mandatory or optional redemption by us or any third party including any sinking fund;

•	the terms of any conversion or exchange;

•	the terms of any redemption at the option of holders or put by the holders;

•	any tax indemnity provisions;

•	if the debt securities provide that payments of principal or interest may be made in a currency other than that in which the debt securities are denominated, the manner for determining such payments;

•	the portion of principal payable upon acceleration of a Discounted Debt Security (as defined below);

•	whether and upon what terms debt securities may be defeased;

•	any events of default or covenants in addition to or in lieu of those set forth in the indentures;

•	provisions for electronic issuance of debt securities or for the issuance of debt securities in uncertificated form; and

•	any additional provisions or other special terms not inconsistent with the provisions of the indentures, including any terms that may be required or advisable under United States or other applicable laws or regulations, or advisable in connection with the marketing of the debt securities.

Debt securities of any series may be issued as registered debt securities or uncertificated debt securities, in such denominations as specified in the terms of the series.

Securities may be issued under the indentures as Discounted Debt Securities to be offered and sold at a substantial discount from the principal amount thereof. Special United States federal income tax and other considerations applicable thereto will be described in the prospectus supplement relating to such Discounted Debt Securities. “Discounted Debt Security” means a security where the amount of principal due upon acceleration is less than the stated principal amount.

We are not obligated to issue all debt securities of one series at the same time and, unless otherwise provided in the prospectus supplement, we may reopen a series, without the consent of the holders of the debt securities of that series, for the issuance of additional debt securities of that series. Additional debt securities of a particular series will have the same terms and conditions as outstanding debt securities of such series, except for the date of original issuance and the offering price, and will be consolidated with, and form a single series with, such outstanding debt securities.

Ranking

The senior debt securities will rank equally with all of our other senior and unsubordinated debt. Our secured debt, if any, will be effectively senior to the senior debt securities to the extent of the value of the assets securing such debt. The subordinated debt securities will be subordinate and junior in right of payment to all of our present and future senior indebtedness to the extent and in the manner described in the prospectus supplement and as set forth in the board resolution, officer’s certificate or supplemental indenture relating to such offering.

We have only a stockholder’s claim on the assets of our subsidiaries. This stockholder’s claim is junior to the claims that creditors of our subsidiaries have against our subsidiaries. Holders of our debt securities will be our creditors and not creditors of any of our subsidiaries. As a result, all the existing and future liabilities of our subsidiaries, including any claims of their creditors, will effectively be senior to the debt securities with respect to the assets of our subsidiaries. In addition, to the extent that we issue any secured debt, the debt securities will be effectively subordinated to such secured debt to the extent of the value of the assets securing such secured debt.

The debt securities will be obligations exclusively of Acurx Pharmaceuticals, Inc. To the extent that our ability to service our debt, including the debt securities, may be dependent upon the earnings of our subsidiaries, our ability to do so will be dependent on the ability of our subsidiaries to distribute those earnings to us as dividends, loans or other payments.

Certain Covenants

Any covenants that may apply to a particular series of debt securities will be described in the prospectus supplement relating thereto.

Successor Obligor

The indentures provide that, unless otherwise specified in the securities resolution or supplemental indenture establishing a series of debt securities, we shall not consolidate with or merge into, or transfer all or substantially all of our assets to, any person in any transaction in which we are not the survivor, unless:

•	the person is organized under the laws of the United States or a jurisdiction within the United States;

•	the person assumes by supplemental indenture all of our obligations under the relevant indenture, the debt securities and any coupons;

•	immediately after the transaction no Default (as defined below) exists; and

•	we deliver to the trustee an officers’ certificate and opinion of counsel stating that the transaction complies with the foregoing requirements and that all conditions precedent provided for in the indenture relating to the transaction have been complied with.

In such event, the successor will be substituted for us, and thereafter all of our obligations under the relevant indenture, the debt securities and any coupons will terminate.

The indentures provide that these limitations shall not apply if our board of directors makes a good faith determination that the principal purpose of the transaction is to change our state of incorporation.

Exchange of Debt Securities

Registered debt securities may be exchanged for an equal aggregate principal amount of registered debt securities of the same series and date of maturity in such authorized denominations as may be requested upon surrender of the registered debt securities at an agency of the Company maintained for such purpose and upon fulfillment of all other requirements of such agent.

Default and Remedies

Unless the securities resolution or supplemental indenture establishing the series otherwise provides (in which event the prospectus supplement will so state), an “Event of Default” with respect to a series of debt securities will occur if:

(1)	we default in any payment of interest on any debt securities of such series when the same becomes due and payable and the default continues for a period of 30 days;

(2)	we default in the payment of all or any part of the principal and premium, if any, of any debt securities of such series when the same becomes due and payable at maturity or upon redemption, acceleration or otherwise and such default shall continue for five or more days;

(3)	we default in the performance of any of our other agreements applicable to the series and the default continues for 30 days after the notice specified below;

(4)	a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (as defined below) that:

(A)	is for relief against us in an involuntary case,

(B)	appoints a Custodian (as defined below) for us or for any substantial part of our property, or

(C)	orders the winding up or liquidation of us, and the order or decree remains unstayed and in effect for 90 consecutive days;

(5) we, pursuant to or within the meaning of any Bankruptcy Law:

(A)	commence a voluntary case,

(B)	consent to the entry of an order for relief against us in an involuntary case,

(C)	consent to the appointment of a Custodian for us or for any substantial part of our property, or

(D)	make a general assignment for the benefit of our creditors; or

(6) there occurs any other Event of Default provided for in such series.

The term “Bankruptcy Law” means Title 11 of the United States Code or any similar Federal or State law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator or a similar official under any Bankruptcy Law.

“Default” means any event which is, or after notice or passage of time would be, an Event of Default. A Default under subparagraph (3) above is not an Event of Default until the trustee or the holders of at least 25% in principal amount of the series notify us of the Default and we do not cure the Default within the time specified after receipt of the notice.

The trustee may require indemnity satisfactory to it before it enforces the indentures or the debt securities of the series. Subject to certain limitations, holders of a majority in principal amount of the debt securities of the series may direct the trustee in its exercise of any trust or power with respect to such series. Except in the case of Default in payment on a series, the trustee may withhold from securityholders of such series notice of any continuing Default if the trustee determines that withholding notice is in the interest of such securityholders. We are required to furnish the trustee annually a brief certificate as to our compliance with all conditions and covenants under the indentures.

The indentures do not have cross-default provisions. Thus, a default by us on any other debt, including any other series of debt securities, would not constitute an Event of Default.

Amendments and Waivers

The indentures and the debt securities or any coupons of the series may be amended, and any Default may be waived as follows:

Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), the debt securities and the indentures may be amended with the consent of the holders of a majority in principal amount of the debt securities of all series affected voting as one class. Unless the securities resolution or supplemental indenture otherwise provides (in which event the applicable prospectus supplement will so state), a Default other than a Default in payment on a particular series may be waived with the consent of the holders of a majority in principal amount of the debt securities of the series. However, without the consent of each securityholder affected, no amendment or waiver may:

•	change the fixed maturity of or the time for payment of interest on any debt security;

•	reduce the principal, premium or interest payable with respect to any debt security;

•	change the place of payment of a debt security or the currency in which the principal or interest on a debt security is payable;

•	change the provisions for calculating any redemption or repurchase price with respect to any debt security;

•	adversely affect any holder’s right to receive payment of principal and interest or to institute suit for the enforcement of any such payment;

•	reduce the amount of debt securities whose holders must consent to an amendment or waiver; make any change that materially adversely affects the right to convert any debt security; waive any Default in payment of principal of or interest on a debt security; or

•	adversely affect any holder’s rights with respect to redemption or repurchase of a debt security.

Without the consent of any securityholder, the indentures or the debt securities may be amended to:

•	provide for assumption of our obligations to securityholders in the event of a merger or consolidation requiring such assumption;

•	cure any ambiguity, omission, defect or inconsistency;

•	conform the terms of the debt securities to the description thereof in the prospectus and prospectus supplement offering such debt securities;

•	create a series and establish its terms;

•	provide for the acceptance of appointment by a successor trustee or to facilitate the administration of the trusts by more than one trustee;

•	provide for uncertificated or unregistered securities;

•	make any change that does not adversely affect the rights of any securityholder;

•	add to our covenants; or

•	make any other change to the indentures so long as no debt securities are outstanding.

Conversion Rights

Any securities resolution or supplemental indenture establishing a series of debt securities may provide that the debt securities of such series will be convertible at the option of the holders thereof into or for our common stock or other equity or debt instruments. The securities resolution or supplemental indenture may establish, among other things, (1) the number or amount of shares of common stock or other equity or debt instruments for which $1,000 aggregate principal amount of the debt securities of the series is convertible, as may be adjusted pursuant to the terms of the relevant indenture and the securities resolution; and (2) provisions for adjustments to the conversion rate and limitations upon exercise of the conversion right. The indentures provide that we will not be required to make an adjustment in the conversion rate unless the adjustment would require a cumulative change of at least 1% in the conversion rate. However, we will carry forward any adjustments that are less than 1% of the conversion rate and take them into account in any subsequent adjustment of the conversion rate.

Legal Defeasance and Covenant Defeasance

Debt securities of a series may be defeased in accordance with their terms and, unless the securities resolution or supplemental indenture establishing the terms of the series otherwise provides, as set forth below. We at any time may terminate as to a series all of our obligations (except for certain obligations, including obligations with respect to the defeasance trust and obligations to register the transfer or exchange of a debt security, to replace destroyed, lost or stolen debt securities and coupons and to maintain paying agencies in respect of the debt securities) with respect to the debt securities of the series and any related coupons and the relevant indenture, which we refer to as legal defeasance. We at any time may terminate as to a series our obligations with respect to any restrictive covenants which may be applicable to a particular series, which we refer to as covenant defeasance.

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, a series may not be accelerated because of an Event of Default. If we exercise our covenant defeasance option, a series may not be accelerated by reference to any covenant which may be applicable to a series.

To exercise either defeasance option as to a series, we must (1) irrevocably deposit in trust with the trustee (or another trustee) money or U.S. Government Obligations (as defined below), deliver a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due on the deposited U.S. Government Obligations, without reinvestment, plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal and interest when due on all debt securities of such series to maturity or redemption, as the case may be; and (2) comply with certain other conditions. In particular, we must obtain an opinion of tax counsel that the defeasance will not result in recognition of any gain or loss to holders for federal income tax purposes.

“U.S. Government Obligations” means direct obligations of the United States or any agency or instrumentality of the United States, the payment of which is unconditionally guaranteed by the United States, which, in either case, have the full faith and credit of the United States pledged for payment and which are not callable at the issuer’s option, or certificates representing an ownership interest in such obligations.

Regarding the Trustee

Unless otherwise indicated in a prospectus supplement, the trustee will also act as depository of funds, transfer agent, paying agent and conversion agent, as applicable, with respect to the debt securities. In certain circumstances, we or the securityholders may remove the trustee as the trustee under a given indenture.

The indenture trustee may also provide additional unrelated services to us as a depository of funds, registrar, trustee and similar services.

Governing Law

The indentures and the debt securities will be governed by New York law, except to the extent that the Trust Indenture Act of 1939 is applicable.

DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants or rights for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent, if any, for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities to be offered by this prospectus.

EXPERTS

The financial statements of Acurx Pharmaceuticals, Inc. for the two years ended December 31, 2024 have been audited by CohnReznick LLP, independent registered public accounting firm, as set forth in their report thereon appearing in Acurx Pharmaceuticals, Inc’s Annual Report on Form 10-K for the year ended December 31, 2024, and incorporated by reference herein. Such financial statements are incorporated by reference herein in reliance upon such report, which includes an explanatory paragraph on Acurx Pharmaceuticals, Inc.’s ability to continue as a going concern, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. SEC filings are available at the SEC’s website at http://www.sec.gov. This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document.

We also maintain a website at www.acurxpharma.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act until we close this offering, including all filings made after the date of the initial registration statement and prior to the effectiveness of the registration statement. We hereby incorporate by reference the following documents:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025, June 30, 2025 and September 30, 2025, filed with the SEC on May 12, 2025, August 11, 2025 and November 12, 2025, respectively;

•	our Current Reports on Form 8-K (excluding any reports or portions thereof that are deemed to be furnished and not filed) filed with the SEC on January 7, 2025, February 26, 2025, March 10, 2025, March 28, 2025, May 8, 2025, June 20, 2025, July 17, 2025, July 31, 2025, September 19, 2025 and September, 22, 2025;

•	the description of our common stock, par value $0.001 per share, contained in our Form 8-A filed on June 23, 2021, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.13 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 17, 2025; and.

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Any statement contained in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified will not be deemed to constitute a part hereof, except as so modified, and any statement so superseded will not be deemed to constitute a part hereof.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

Acurx Pharmaceuticals, Inc.

259 Liberty Avenue

Staten Island, NY 10305

Telephone: (917) 533-1469

You may also access these documents on our website, http://www.acurxpharma.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

816,068 Shares of Common Stock

Pre-Funded Warrants to Purchase up to 9,017 Shares of Common Stock

9,017 Shares of Common Stock underlying the Pre-Funded Warrants

Prospectus Supplement

H.C. Wainwright & Co.

April 15, 2026